Exhibit 99, ACCT
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO COHEN & COMPANY, LTD.

On October 17, 2022 for the EA Bridgeway Blue Chip ETF (formerly Bridgeway Blue Chip Fund (Predecessor fund) a series of Bridgeway Funds Inc.) and on March 13, 2023 for the EA Bridgeway Omni-Small-Cap Value ETF (Bridgeway Omni Tax Managed Small-Cap Value Fund (Predecessor fund) a series of Bridgeway Funds, Inc.), in conjunction with each Fund’s reorganization into the EA Series Trust and with the approval of the audit committee, BBD, LLP, (“BBD”) was removed as the independent registered public accounting firm for the Funds. In conjunction with each Fund’s reorganization, the Funds, with the approval of the EA Series Trust’s (the “Trust”) Board of Trustees and its Audit Committee, engaged Cohen & Company, Ltd. as its new independent registered public accounting firm on October 17, 2022 and March 13, 2023, respectively, to audit the Funds’ financial statements for the fiscal year ending June 30, 2023.

This is the first annual report for the Funds as an ETF and as part of the Trust. Prior to conversion, the report of BBD on the financial statements of the Predecessor Funds as of and for the fiscal years ended June 30, 2022 and June 30, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended June 30, 2022 and June 30, 2021, and for the interim periods ended October 17, 2022 and March 13, 2023 for the EA Bridgeway Blue Chip ETF and the EA Bridgeway Omni-Small-Cap Value ETF, respectively (i) there were no disagreements between the registrant and BBD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BBD, would have caused them to make reference to the subject matter of the disagreements in its report on the financial statements of the Funds or Predecessor Funds for such years; and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Registrant requested that BBD furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the above statements. A copy of the letter from BBD is attached hereto as Exhibit 13(a)(4).

During the fiscal years ended June 30, 2022 and June 30, 2021, and for the interim periods ended October 17, 2022 and March 13, 2023, neither the registrant, nor anyone acting on its behalf, consulted with Cohen on behalf of the Fund regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Fund’s financial statements, or any matter that was either: (i) the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto; or (ii) "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO TAIT WELLER & BAKER LLP
On June 9, 2023, the Board of Trustees (“Board”) of the Trust, including a majority of the Independent Trustees, upon the recommendation and approval of the Audit Committee of the Board, appointed Tait Weller & Baker, LLP (“Tait”) to serve as the Funds’ independent registered public accounting firm for the Funds for the fiscal period ended June 30, 2023. Tait was approved as the auditor for all funds in the Trust. Tait replaces Cohen & Company, Ltd. (“Cohen”) in this role. Cohen did not resign and did not decline to stand for re-election.

During the interim periods from October 17, 2022 and March 13, 2023 for the EA Bridgeway Blue Chip ETF and the EA Bridgeway Omni-Small-Cap Value ETF, respectively to June 9, 2023, (i) there were no disagreements between the registrant and Cohen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cohen, would have caused them to make reference to the subject matter of the disagreements in its report on the financial statements of the Funds or Predecessor Funds for such interim periods; and (ii) there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Registrant requested that Cohen furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating that it agrees with the above statements. A copy of the letter from Cohen is attached hereto as Exhibit 13(a)(4).

During the interim periods October 17, 2022 and March 13, 2023 for the EA Bridgeway Blue Chip ETF and the EA Bridgeway Omni-Small-Cap Value ETF, respectively to June 9, 2023, neither the registrant, nor anyone acting on its behalf, consulted with Tait on behalf of the Fund regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Fund’s financial statements, or any matter that was either: (i) the subject of a "disagreement," as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto; or (ii) "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

Exhibit 13A4
September 7, 2023

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: EA Bridgeway Blue Chip ETF and EA Bridgeway Omni-Small-Cap Value ETF
Commission File Number 811-22961
Dear Sir or Madam:

We have read Exhibit 99 13(a)(4) of Form N-CSR of : EA Bridgeway Blue Chip ETF (formerly Bridgeway Blue Chip Fund a series of Bridgeway Funds Inc.) and EA Bridgeway Omni-Small-Cap Value ETF (Bridgeway Omni Tax Managed Small-Cap Value Fund a series of Bridgeway Funds, Inc.) each a series EA Series Trust, dated September 7, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ BBD, LLP
BBD, LLP

September 7, 2023
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: EA Bridgeway Blue Chip ETF and EA Bridgeway Omni-Small-Cap Value ETF
Commission File Number 811-22961

Dear Sir or Madam:

We have read Exhibit 99 13(a)(4) of Form N-CSR of : EA Bridgeway Blue Chip ETF and EA Bridgeway Omni-Small-Cap Value ETF each a series EA Series Trust, dated September 7, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Cohen & Company Ltd.

Cohen & Company Ltd.